UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2005

American Medical Systems Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30733 (Commission File Number)	41-1978822 (I.R.S. Employer Identification No.)

10700 Bren Road West
Minnetonka, MN 55343
(Address of Principal Executive Offices) (Zip Code)

(952) 930-6000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01
Signature
EXHIBIT INDEX
1st Amendment to Employment Agreement
Amended/Restated Employment Agreement
Press Release

Item 1.01 Entry into a Material Definitive Agreement

On January 4, 2005, the Board of Directors of American Medical Systems Holdings, Inc. (the “Company”) elected Martin J. Emerson to the position of President and Chief Executive Officer and appointed Mr. Emerson to the Board of Directors. He previously served as President and Chief Operating Officer. In addition, the Company announced that Douglas W. Kohrs, who previously served as Chairman of the Board and Chief Executive Officer, will remain active as an officer and employee of the Company as Chairman of the Board. A copy of the press release is attached hereto as Exhibit 99.1.

In connection with Mr. Emerson’s appointment as President and Chief Executive Officer, on January 5, 2004, the Company and Mr. Emerson entered into an amendment to the Employment Agreement, dated April 26, 2004, between the Company and Mr. Emerson to provide for his appointment as President and Chief Executive Officer. None of the other terms and conditions of his employment agreement were amended. The agreement has an initial term of two years and automatically renews for successive one-year periods until either the Company or Mr. Emerson provides notice of termination. The agreement provides for an annual base salary of $250,000, entitles Mr. Emerson to participate in the Company’s standard benefit programs provided to the most senior executives of the Company, and contains customary confidentiality and non-competition provisions. The agreement also provides that if the Company terminates Mr. Emerson without cause, the Company is required to continue to pay Mr. Emerson salary and provide health and welfare benefits for twelve months following termination. In certain cases, the Company would also be required to pay a portion of any incentive bonus for the year in which termination occurs. If Mr. Emerson accepts other employment during the twelve-month period, the Company would be entitled to deduct compensation that Mr. Emerson receives from a new employer from the salary the Company is obligated to pay during the twelve-month period. If the Company terminates Mr. Emerson without cause, or if Mr. Emerson terminates employment for a good reason, such as reduction in salary, diminution in responsibility or relocation, during the twelve-month period immediately following a change of control, the Company (or the Company’s successor) would be required to pay Mr. Emerson a lump sum equal to his annual salary in effect on the date of such termination, plus his target bonus for the year in which termination occurs; provide, at the Company’s cost, continuation of health and welfare benefits for twelve months; and all unvested shares that are subject to outstanding options would immediately vest and be exercisable. In addition, if any payments (including the acceleration of stock options) the Company made to Mr. Emerson in connection with a change in control were subject to “excise tax” the Company would be required to make an additional cash “gross-up payment” to Mr. Emerson in an amount such that after payment by Mr. Emerson of all taxes, including any excise tax imposed upon the gross-up payment, Mr. Emerson would retain an amount of the gross-up payment equal to the excise tax.

In connection with Mr. Kohrs’ role as Chairman of the Board, on January 5, 2005, the Company and Mr. Kohrs entered into an Amended and Restated Employment Agreement providing for his continued employment as Chairman of the Board. The new agreement contains terms similar to Mr. Kohrs’ prior employment agreement, except for changes related to his new duties as Chairman of the Board and his annual salary. The new agreement has an initial term of one year and automatically renews for successive one-year periods until either the Company or Mr. Kohrs provides notice of termination. The new agreement provides for an annual base salary of $330,000 through February 14, 2005, and $100,000 thereafter, entitles Mr. Kohrs to participate in the Company’s standard benefit programs provided to the most senior executives of the Company, and contains customary confidentiality and non-competition provisions. The new agreement also provides that if the Company terminates Mr. Kohrs without cause, the Company is required to continue to pay Mr. Kohrs salary and provide health and welfare benefits for twelve months following termination. If Mr. Kohrs accepts other employment during the twelve-month period, the Company would be entitled to deduct compensation that Mr. Kohrs receives from a new employer from the salary the Company is obligated to pay during the twelve-month period. If the Company terminates Mr. Kohrs without cause, or if Mr. Kohrs terminates employment for a good reason, such as reduction in salary, diminution in responsibility or relocation, during the twelve-month period immediately following a change of control, the Company (or the Company’s successor) would be required to pay Mr. Kohrs a lump sum equal to (i) his total cash compensation for 2004, including base salary and bonus for 2004, if the change in control occurs on or before December 31, 2005 or (ii) Mr. Kohrs’ annual salary in effect on the date of such termination, if the change in control occurs after December 31, 2005; provide, at the Company’s cost, continuation of health and welfare benefits for twelve months; and all unvested shares that are subject to outstanding options would immediately vest and be exercisable. In addition, if any payments (including the acceleration of stock options) the Company made to Mr. Kohrs in connection with a change in control were subject to “excise tax” the Company would be required to make an additional cash “gross-up payment” to Mr. Kohrs in an amount such that after payment by Mr. Kohrs of all taxes, including any excise tax imposed upon the gross-up payment, Mr. Kohrs would retain an amount of the gross-up payment equal to the excise tax.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 4, 2005, the Company’s Board of Directors elected Martin J. Emerson as President and Chief Executive Officer of the Company and also appointed Mr. Emerson to the Company’s Board of Directors. Mr. Emerson had previously served as the Company’s President and Chief Operating Officer.

Mr. Emerson has served as the Company’s President since March 2004. From January 2003 to March 2004 he served as Executive Vice President, Global Sales and Marketing, and Chief Operating Officer. From 2000 through 2002, he served as Vice President and General Manager of International. Mr. Emerson has 18 years experience in the medical device field in finance and general management capacities. From 1998 to 2000, he served as General Manager and Finance Director for Boston Scientific Corporation in Singapore. Also in Singapore, he was Vice President and Regional Financial Officer with MasterCard International from 1997 to 1998. Mr. Emerson’s earlier experience was with Baxter International from 1985 to 1997, most recently as Vice President Finance, Hospital Business, Brussels, from 1995 to 1997.

Douglas W. Kohrs, who previously served as the Company’s Chairman of the Board and Chief Executive Officer, will remain an active officer and employee of the Company as Chairman of the Board.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not Applicable

(b)	Pro Forma Financial Information.

Not Applicable

(c)	Exhibits.

	Exhibit No.	Description

	10.1	Employment Agreement, dated as of April 26, 2004, between American Medical Systems, Inc. and Martin J. Emerson (Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended April 3, 2004).

	10.2	First Amendment to Employment Agreement, dated as of January 5, 2005, between American Medical Systems, Inc. and Martin J. Emerson (filed herewith).

	10.3	Amended and Restated Employment Agreement, dated as of January 5, 2005, between American Medical Systems, Inc. and Douglas W. Kohrs (filed herewith).

	99.1	Press Release dated January 5, 2005 (filed herewith).

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
Dated: January 5, 2005	By:	/s/ Carmen L. Diersen
Carmen L. Diersen
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of April 26, 2004, between American Medical Systems, Inc. and Martin J. Emerson (Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended April 3, 2004).

10.2	First Amendment to Employment Agreement, dated as of January 5, 2005, between American Medical Systems, Inc. and Martin J. Emerson (filed herewith).

10.3	Amended and Restated Employment Agreement, dated as of January 5, 2005, between American Medical Systems, Inc. and Douglas W. Kohrs (filed herewith).

99.1	Press Release dated January 5, 2005 (filed herewith).